Exhibit 10.79

FOURTH SUPPLEMENTAL SECURITY AGREEMENT

THIS FOURTH SUPPLEMENTAL SECURITY AGREEMENT (this “Security Agreement”), dated as of July 15, 2010, is made by ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, and ML RESOURCES, INC., a Hawaii corporation (“Grantor”), in favor of AMERICAN AGCREDIT, PCA as successor in interest to PACIFIC COAST FARM CREDIT SERVICES, PCA (“Lender”).

RECITALS

A.                                   Pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of July 15, 2010 (the “Fourth Amended Credit Agreement”) by and among Grantor, as borrower, and Lender, Lender is agreeing to extend financial accommodations to Borrower on the terms set forth therein (the “Loans”).  Lender is willing to do so, but only upon the condition, among others, that Grantor shall execute this Security Agreement.

B.                                     Pursuant to that certain Credit Agreement dated as of May 1, 2000 (the “Original Credit Agreement”), by and among Grantor, as borrower, and Pacific Coast Farm Credit Services, PCA, Lender extended certain financial accommodations to Borrower conditioned upon, among other things, the execution of a Security Agreement dated as of May 1, 2000 (the “Original Security Agreement”).   In addition, pursuant to that certain Amended and Restated Credit Agreement dated as of May 1, 2004 (the “First Amended Credit Agreement”), by and among Borrower and Lender, Lender extended certain further financial accommodations to Borrower conditioned upon, among other things, the execution of a Supplemental Security Agreement dated as of May 1, 2004 (the “Supplemental Security Agreement”).  In addition, pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 8, 2008 (the “Second Amended Credit Agreement”) by and among Borrower and Lender, Lender extended certain further financial accommodations to Borrower conditioned upon, among other things, the execution of a Second Supplemental Security Agreement dated as of July 8, 2008 (the “Second Supplemental Security Agreement”).  In addition, pursuant to that certain Third Amended and Restated Credit Agreement dated as of June 30, 2009 (the “Third Amended Credit Agreement”) by and among Borrower and Lender, Lender extended certain further financial accommodations to Borrower conditioned upon, among other things, the execution of a Third Supplemental Security Agreement dated as of June 30, 2009 (the “Third Supplemental Security Agreement”) It is the intent of the parties hereto that this Security Agreement supplement both the Original Security Agreement, the Supplemental Security Agreement, the Second Supplemental Security Agreement, and the Third Supplemental Security Agreement, all  of which are to remain in full force and effect.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the Fourth Amended Credit Agreement, Grantor agrees, for the benefit of Lender, as follows:

AGREEMENT

1.                                       Defined Terms.  Unless otherwise defined herein, (i) terms defined in the Fourth Amended Credit Agreement are used herein as therein defined except that the defined terms that refer to the “Borrower” shall refer herein to Grantor, and (ii) the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account Debtor” means any “account debtor,” as such term is defined in the UCC.

“Accounts” has the meaning assigned to it in Exhibit A hereto.

“Chattel Paper” has the meaning assigned to it in Exhibit A hereto.

“Collateral” has the meaning assigned to it in Section 2 of this Security Agreement.

“Contracts” has the meaning assigned to it in Exhibit A hereto.

“Documents” has the meaning assigned to it in Exhibit A hereto.

“Equipment” has the meaning assigned to it in Exhibit A hereto.

“Farm Products” has the meaning assigned to it in Exhibit A hereto.

“Fixtures” has the meaning assigned to it in Exhibit A hereto.

“Fourth Amended Credit Agreement” has the meaning assigned to it in Recital A.

“General Intangibles” has the meaning assigned to it in Exhibit A hereto.

“Grantor” means ML Macadamia Orchards, L.P., a Delaware limited partnership, and ML Resources, Inc., a Hawaii corporation.

“hereby,” “herein,” “hereof,” and “hereunder” and words of similar import refer to this Security Agreement as a whole (including any amendments, attachments, and schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

“Instruments” has the meaning assigned to it in Exhibit A hereto.

“Inventory” has the meaning assigned to it in Exhibit A hereto.

“Investment Property” has the meaning assigned to it in Exhibit A hereto.

“Lender” has the meaning assigned to them in the preamble hereto.

“License” means any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor.

“Loans” has the meaning assigned to it in Recital A, including, but not limited to the Revolving Loan and the 2010 Term Loan.

“Original Credit Agreement” has the meaning assigned to it in Recital B.

“Patent License” means rights under any written agreement now owned or hereafter acquired by Grantor granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Proceeds” has the meaning assigned to it in Exhibit A hereto.

“Second Amended Credit Agreement” has the meaning assigned to it in Recital B.

“Secured Obligations” shall mean any and all loans, advances, obligations, covenants, and duties owing to Lender by Grantor of any kind or nature, absolute or contingent, due or to become due, whether now existing or hereafter arising, whether or not evidenced by any note, guaranty, non-recourse guaranty or other instrument, agreement or writing, including, without limitation, the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, the First Amendment to Second Amended Credit Agreement, the Third Amended Credit Agreement, and the Fourth Amended Credit Agreement, all interest, charges, fees, attorneys’ fees, expenses, and any other sum chargeable by Lender to Grantor under this or any other agreement.

“Security Agreement” means this Security Agreement, as the same may from time to time be amended, modified or supplemented.

“Third Amended Credit Agreement” has the meaning assigned to it in Recital B.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by Grantor granting any right to use any Trademark or Trademark registration.

“Trademarks” means all of the following now owned or hereafter acquired by Grantor:  (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2.                                       Grant of Security Interest.

a.                                       To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, and to induce Lender to enter into the Fourth Amended Credit Agreement and to make the Loans in accordance with the terms thereof, Grantor hereby grants to Lender, a lien on and security interest in all of the property described on Exhibit A hereto, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or divisions thereof), and whether owned or consigned by, or leased to Grantor, and regardless of where located, together with any and all replacements, remedies, or accessions thereto and all proceeds and products thereof (all of which being hereinafter collectively referred to as the “Collateral”); provided, however, that notwithstanding any provision to the contrary contained in this Security Agreement, Grantor does not grant, and Lender has not taken, a lien against or security interest in (i) any Hazardous Materials in which Grantor may now or hereafter acquire any interest, or which Grantor may now or hereafter possess, manage or control, any (ii) any of Grantor’s governmental licenses and permits that if included in the Collateral would violate any mandatory requirements of such licenses and permits or applicable law prohibiting the creation of security interests therein.

b.                                      In addition, to secure the prompt and complete payment when due of the Secured Obligations and in order to induce Lender to enter into the Fourth Amended Credit Agreement and to make the Loans in accordance with the terms thereof, Grantor hereby grants to Lender a security interest in all other personal property of Grantor, including all property of every description now or hereafter in the possession or custody of, or in transit to, Lender for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

3.                                       Lender’s Rights; Limitations on Lender’s Obligations.

a.                                       Grantor Remains Liable Under Contracts and Licenses.  Grantor agrees that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License.  Lender shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest therein or the receipt by Lender of any payment relating to any Contract or License pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

b.                                      Notice of Assignment of Collateral to Lender.  Lender may at any time after the occurrence and during the continuance of an Event of Default notify Account Debtors of Grantor, parties to the Contracts of Grantor, and obligors in respect of Instruments and Investment Property of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments, and Investment Property have been assigned to Lender and that payments shall be made directly to Lender.  Upon the request of Lender, Grantor shall so notify such Account Debtors, parties to such Contracts, and obligors in respect of such Instruments and Investment Property.  Lender may at any time after the occurrence and during the continuance of an Event of Default notify obligors in respect of Chattel Paper of Grantor that the right, title and interest of Grantor in and under such Chattel Paper has been assigned to Lender and that payments shall be made directly to Lender.

c.                                       Verification of Collateral.  Upon reasonable prior notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender shall have the right to make test verifications of the Accounts and physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Lender may require in connection therewith.

4.                                       Representations and Warranties.  Grantor hereby represents and warrants that:

a.                                       Authority; Execution.  Grantor has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Security Agreement, and any other agreements, documents or instruments executed in connection herewith or therewith.  Grantor’s execution and performance of this Security Agreement will not constitute, cause or result in any breach or violation of any provision of the partnership agreement, articles of incorporation or by-laws of Grantor, any law or any contractual obligation of Grantor and does not conflict with, constitute a default or require any consent under (other than consents that if not obtained would not have a material adverse effect) or result in the creation of any Lien upon any property or assets of Grantor pursuant to any contractual obligation of Grantor.  Upon execution, this Security Agreement will constitute a valid, binding obligation of Grantor to Lender that is enforceable according to its terms, except as the enforceability of this Security Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the availability of equitable remedies are subject to the application of equitable principles.  No further consent, ratification or approval is required for this Security Agreement to be effective.

b.                                      Title to Collateral.  Except for the security interest granted to Lender under this Security Agreement, Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all liens, security interests or other encumbrances.

c.                                       No Other Liens.  No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Grantor in favor of Lender pursuant to this Security Agreement or such as relate to protective filings with respect to equipment leases.

d.                                      Perfection and Priority of Security Interest in the Collateral.  The security interest granted to Lender in the Collateral under this Security Agreement is a duly perfected security interest in favor of Lender to secure the Secured Obligations, and is senior in priority to all other Liens against and security interests in all or any part of the Collateral.

e.                                       Accounts.  Subject to reasonable reserves therefore on the books of Grantor, each Account of Grantor is, or when it comes into existence will be, a statement of an indebtedness incurred by the obligor thereunder to Grantor in the amount shown thereon.  All Accounts are, or will be when they come into existence, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto.

f.                                         Change of Name.  Grantor did not and has not done within the last five years business under any trade name or style other than as disclosed on Exhibit C hereto.

g.                                      Locations of Offices and Collateral; Federal Taxpayer Identification.  Grantor’s chief executive office, principal place of business, corporate offices, all warehouses and premises within which Collateral is stored or located, and the locations of all of its records concerning the Collateral are set forth on Exhibit C hereto, and Grantor shall not change such chief executive office, principal place of business, corporate offices, or warehouses or Collateral premises, or remove such records unless it has taken such action as is necessary to cause the Lien of Lender in the Collateral to continue to be perfected.  Grantor shall not change its chief executive office, principal place of business, corporate offices, or warehouses or Collateral premises, or the location of its records concerning the Collateral, or its federal taxpayer identification number, without giving thirty (30) days’ prior written notice thereof to Lender.  Grantor’s federal taxpayer identification number is as set forth on Exhibit C hereto.

h.                                      Registered Patents, Trademarks, and Copyrights.  Grantor does not own or have any interest in any Patents, Trademarks, or Copyrights that have been registered or otherwise recorded with any governmental office, except as set forth on Exhibit C hereto.

i.                                          Farming Operations.  Grantor does not own or have any interest in any real property other than the real property described in Exhibit B hereto.

5.                                       Covenants.  Grantor covenants and agrees with Lender that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

a.                                       Further Assurances; Pledge of Instruments.  At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC with respect to the liens and security interests granted hereunder or under any other Loan Document and (ii) transferring Collateral to Lender’s possession (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession, or, if requested by Lender).  Grantor also hereby authorizes Lender to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law.  If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender and delivered to Lender immediately upon Grantor’s receipt thereof.

b.                                      Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Upon the request of Lender, Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  All Chattel Paper shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of American AgCredit, PCA.”  For Lender’s further security, Grantor agrees that Lender shall have a special property interest in all of Grantor’s books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, Grantor shall deliver and turn over any such books and records to Lender or to its representatives at any time on demand of Lender.  Prior to the occurrence of an Event of Default and upon reasonable notice from Lender, Grantor shall permit any representative of Lender to inspect such books and records and shall provide photocopies thereof to Lender as more specifically set forth in Section 5(i) below.

c.                                       Delivery of Notes, Documents and Chattel Paper.  Grantor shall deliver to Lender or its designee all now existing or hereafter created or arising (i) original promissory notes payable to Grantor, assigned to Grantor, pledged to Grantor or otherwise held by Grantor, together with all corresponding documents including deeds of trust, security agreements and title insurance policies, with such endorsements thereto as Lender may reasonably require, (ii) Instruments (except for checks which are deposited in the ordinary course of Grantor’s business), (iii) negotiable warehouse receipts, and (iv) Chattel Paper, promptly upon the execution of this Security Agreement or Grantor’s receipt of any such item, as the case may be.

d.                                      Further Identification of Collateral.  Grantor shall, if so requested by Lender, furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

e.                                       Limitation on Liens on Collateral.  Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral.  Grantor shall further defend the right, title and interest of Lender in and to any of Grantor’s rights under the Collateral, including, the Accounts, Chattel Paper, Contracts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Investment Property, and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

f.                                         Notices.  Grantor shall advise Lender, in reasonable detail, promptly, within five (5) Business Days after it becomes aware of: (i) any material Lien, attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral (iii) any destruction of or substantial damage to any of the Collateral in excess of $100,000 and (iv) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or Lender’s Lien.

g.                                      Limitations on Modifications of Accounts.  Subject to the terms of the Fourth Amended Credit Agreement, upon the occurrence and during the continuation of any Event of Default, Grantor shall not, without Lender’s prior written consent, (i) grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

h.                                      Continuous Perfection.  Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC or any other then applicable provision of the UCC unless Grantor shall have given Lender at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

i.                                          Right of Inspection.  Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender shall at all times have full and free access during normal business hours to all the books and records and correspondence of Grantor, and Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Lender, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender and its representatives shall also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting Lender’s interests in the Collateral.

j.                                          Indemnification.  In any suit, proceeding or action brought by Lender relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, Grantor shall save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against, and only against, Grantor and shall not be enforceable against Lender.

k.                                       Compliance with Terms of Accounts, etc.  In all material respects, Grantor shall perform and comply with all obligations in respect of (i) Accounts, (ii) material Chattel Paper, Contracts, Licenses, Instruments and Documents, and (iii) all other material agreements to which it is a party or by which it is bound.

l.                                          Notification Prior to Registration of Patents, Trademarks, and Copyrights.  Grantor shall not register any interest in any Patents, Trademarks, or Copyrights nor shall Grantor permit any in any Patents, Trademarks, or Copyrights in which Grantor has an interest to become registered with any governmental office, unless Grantor has provided Lender with fifteen (15) days prior notice of Grantor’s intent to do so and Grantor shall provide Lender prior to effecting or permitting any such registration with such additional security documents as Lender shall request.

m.                                    Farming Operations.  Grantor shall not undertake any farming operations on any real property other than the property listed on Exhibit B hereto unless Grantor shall have provided Lender with thirty (30) days prior notice of Grantor’s intent to do so, which notice shall be accompanied by a detailed description of the real property on which the crops are grown, and Grantor shall have provided Lender with a supplement to this Security Agreement and such financing statement amendments and other documents as Lender shall request.

6.                                       Lender’s Appointment as Attorney-in-Fact.

a.                                       Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, and hereby grants to Lender, in Lender’s discretion, the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time prior to or after the occurrence of an Event of Default, to do the following:

(i)  to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to continue any insurance existing pursuant to the terms of the Fourth Amended Credit Agreement, and pay all or any part of the premiums therefore and the costs thereof; and

(ii)  to file any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Loan Document.

b.                                      Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Grantor, without notice to or assent by Grantor, upon the occurrence and during the continuation of an Event of Default, to do the following:

(i)  ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral, and take ownership and control of any and all lock boxes and other depository accounts by written notice to any bank or other institution maintaining such lock boxes or other depository accounts;

(ii)  in the name of Grantor, in its own name or otherwise, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

(iii)  receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral;

(iv)  pay or discharge taxes, liens, security interest, or other encumbrances levied or placed on or threatened against the Collateral;

(v)  effect any repairs or obtain any insurance called for by the terms of this Security Agreement and pay all or any part of the premiums therefore and costs thereof;

(vi)  direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Lender or as Lender shall direct;

(vii)  sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Collateral;

(viii)  settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate;

(ix)  file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(x)  commence and prosecute any suits, actions or proceedings of law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(xi)  defend any suit, action or proceeding brought against Grantor with respect to any Collateral if Grantor does not defend such suit, action or proceeding or if Lender believes that Grantor is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

(xii)  license or, to the extent permitted by an applicable license, sublicense whether general, specific or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world for such term or terms on such conditions and in such manner as Lender shall, in its sole discretion, determine;

(xiii)  sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Lender’s Lien therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do; and

(xiv) contact, make any agreement with, or otherwise deal with any governmental or regulatory agency in connection with the operation of Grantor’s business or the possession or liquidation of any or all of the Collateral.

c.                                       Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid or otherwise satisfied in full.

d.                                      The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for their own gross negligence or willful misconduct.

e.                                       Grantor also authorizes Lender to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7.                                      Performance by Lender of Grantor’s Obligation.  If Grantor fails to perform or comply with any of its agreements contained herein or in any other Loan Document, and Lender, as provided for by the terms of this Security Agreement, or in any other Loan Document, shall itself perform or comply, or otherwise cause performance of or compliance with such agreement, the reasonable expenses, including attorneys’ fees, of Lender incurred in connection with such performance or compliance, together with interest thereon at the Base Rate then in effect in respect of the Revolving Loan, shall be payable by Grantor to Lender on demand and shall constitute Secured Obligations secured hereby.

8.                                      Remedies, Rights Upon Default.

a.                                      If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, the Third Amended Credit Agreement, the Fourth Amended Credit Agreement or any of the other Documents evidencing any loan obligations from Grantor to Lender, or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor notice and opportunity for a hearing on Lender’s claim or action, and without paying rent to Grantor, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Lender shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such sales for such time or times as Lender deems necessary or advisable.

b.                                      Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Grantor’s premises or elsewhere.  Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to use or operate Collateral on behalf of Lender, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender.  Lender shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender.  Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies with respect to such appointment without prior notice or hearing.  Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(e) hereof, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including section 9-504(1)(c) of the UCC (but only after Lender has received what Lender considers reasonable proof of a subordinate party’s security interest), need Lender account for the surplus, if any, to Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of such party.  Grantor agrees that five (5) days’ prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, Grantor also being liable for any attorneys’ fees incurred by Lender to collect such deficiency.

c.                                       Grantor agrees to pay any and all costs of Lender, including, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

d.                                      Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

e.                                       The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender, upon receipt, in accordance with the provisions of the Fourth Amended Credit Agreement.

f.                                        From and after the occurrence and during the continuation of an Event of Default, Lender may, at its sole discretion, contact any and all Federal, state, or other governmental or regulatory agencies with any jurisdiction over Grantor, with respect to the possibility that Lender may take over the operation of any Grantor’s business, or the possibility that Lender may take possession of or liquidate any or all of the Collateral.

g.                                       Grantor acknowledges that Lender shall be entitled to independently, but without duplication, exercise the rights and remedies of Lender exercisable for their benefit under this Security Agreement.

9.                                      Indemnity and Expenses.

a.                                      Grantor agrees to indemnify Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, enforcement of this Security Agreement), except claims, losses or liabilities resulting from such indemnified party’s gross negligence or willful misconduct.

b.                                      Grantor will upon demand pay to Lender the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Lender may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

10.                               Grant of License to Use Patent and Trademark Collateral.  For the purpose of enabling Lender to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, transfer, license or sublicense any Patent, Trademark, trade secret, or copyright now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

11.                               Limitation on Lender’s Duty in Respect of Collateral.  Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Lender shall have no other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of such party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

12.                               Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.                               Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given or delivered to or served upon any of the parties by another, or whenever any of the parties desires to give or deliver or serve upon another any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing, shall be addressed to the addresses set forth below, or such other or additional address as the parties may notify each other of in writing, and shall be deemed to have been sent, delivered, or given and received upon the earlier of:  (a) if by facsimile, upon transmission if transmission occurs between 8:00 a.m. and 5:00 p.m. on any Business Day; (b) if by Federal Express or other overnight or one-day mail or delivery service, on the next Business Day following deposit with such delivery service; (c) if by personal delivery, upon completion of delivery; or (d) if by mail, three (3) Business Days after deposit in the U.S. Mail, first class, postage prepaid:

(a)  If to American AgCredit, at:

American AgCredit, PCA

5560 South Broadway

Eureka, California  95503

Attention:  Account Officer — ML Macadamia Orchards

Facsimile:  (707) 442-1268

American AgCredit, PCA

200 Concourse Blvd.

P.O. Box 1120

Santa Rosa, CA 95402-1120

Attn: Account Officer —ML Macadamia Orchards

Facsimile: (707) 521-3575

Email to:  moneydesk@agloan.com

(b)  If to Grantor, at:

ML Macadamia Orchards, L.P.

ML Resources, Inc.

26-238 Hawaii Belt Road

Hilo, Hawaii  96720

Attention: Mr.  Dennis J. Simonis

Facsimile: (808) 969-8152

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

14.                               Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.                               No Waiver; Cumulative Remedies.  Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth.  A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Grantor affected by such waiver.

16.                               Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

17.                               Termination of this Security Agreement.  Subject to Section 12 hereof, this Security Agreement shall terminate upon full and final payment and performance of all of the Secured Obligations.

18.                               Successor and Assigns.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns, as permitted pursuant to the terms of the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, the Third Amended Credit Agreement and the Fourth Amended Credit Agreement.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein, as permitted pursuant to the terms of the Fourth Amended Credit Agreement, shall in any manner affect the security interest granted to Lender hereunder.  Grantor may not assign, sell or otherwise transfer an interest in this Security Agreement except as provided by the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, the Third Amended Credit Agreement or the Fourth Amended Credit Agreement.

19.                               Further Indemnification.  Grantor agrees to pay, and to hold Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

20.                               Entire Agreement.  The execution of this Security Agreement supersedes all the negotiations or stipulations concerning matters thereof that preceded or accompanied the execution and delivery of this Security Agreement.  This Security Agreement is intended by the parties hereto to be a complete and exclusive statement of the terms and conditions hereof.

21.  GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  GRANTOR HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURTS OF SAN FRANCISCO COUNTY, CALIFORNIA, OR, AT LENDERS OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT.  GRANTOR EXPRESSLY

SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH GRANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN SECTION 13 OF THIS SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GRANTOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER OR GRANTOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

22.  MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

23.                               Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by Grantor from any provision of the Security Agreement, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

24.                               Interpretation.  No provision of this Security Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

25.                               Section Titles  The section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

26.                               Counterparts.  This Security Agreement may be executed in any number of identical counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.  This Security Agreement shall become effective when Lender shall have received all original executed counterparts.

27.                               Further Assurances.  Grantor agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Security Agreement and the Secured Obligations to be, become, or remain valid and effective, and to cause Lender’s security interest in the pledged Collateral to be, become, or remain duly perfected.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership

		By:	ML RESOURCES, INC., a Hawaii corporation, its managing general partner

			By:	/s/ Dennis J. Simonis
			Name:	Dennis J. Simonis
			Title:	President

ML RESOURCES, INC., a Hawaii corporation

		By:	/s/ Dennis J. Simonis
		Name:	Dennis J. Simonis
		Title:	President

ACCEPTED:

AMERICAN AGCREDIT, PCA

By:	/s/ Vern Zander
Name:	Vern Zander
Title:	Vice President